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                                                                    EXHIBIT 12.1

                           BIG FLOWER HOLDINGS, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
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
                                                              323 DAYS                 SIX MONTHS
                                                                ENDED     YEAR ENDED      ENDED     YEAR ENDED   YEAR ENDED
                                                               6/30/94      6/30/95     12/31/95     12/31/96     12/31/97
                                                             -----------  -----------  -----------  -----------  -----------
                                                                                 (DOLLARS IN THOUSANDS)
FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:
Interest expense...........................................   $  19,735    $  37,452    $  19,076    $  36,165    $  40,300
Amortization of deferred financing costs...................       1,936        3,437        1,594        1,802        1,696
Capitalized interest.......................................         260          295           --          168        1,463
Interest component of rent expense.........................       5,138        9,414        5,694       10,897       11,169
Preferred dividends of a subsidiary........................       1,913        2,444        1,068           --        1,340
                                                             -----------  -----------  -----------  -----------  -----------
Total fixed charges and preferred stock dividends..........      28,982       53,042       27,432       49,032       55,968
Less: Capitalized interest.................................         260          295           --          168        1,463
                                                             -----------  -----------  -----------  -----------  -----------
Adjusted fixed charges and preferred stock dividends.......   $  28,722    $  52,747    $  27,432    $  48,864    $  54,505
                                                             -----------  -----------  -----------  -----------  -----------
                                                             -----------  -----------  -----------  -----------  -----------
EARNINGS:
Income (loss) before income taxes and extraordinary item...   $    (549)   $   5,268    $  12,694    $   4,998    $ (11,626)
Adjusted fixed charges and preferred stock dividends.......      28,722       52,747       27,432       48,864       54,505
                                                             -----------  -----------  -----------  -----------  -----------
Adjusted earnings..........................................   $  28,173    $  58,015    $  40,126    $  53,862    $  42,879
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                                                             -----------  -----------  -----------  -----------  -----------
Ratio of earnings to combined fixed charges and preferred
  dividends................................................         1.0          1.1          1.5          1.1          0.8
                                                             -----------  -----------  -----------  -----------  -----------
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
                                                                           SIX MONTHS     SIX MONTHS
                                                             YEAR ENDED       ENDED          ENDED
                                                              12/31/98       6/30/98        6/30/99
                                                             -----------  -------------  -------------

FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:
Interest expense...........................................   $  55,988     $  26,547      $  34,274
Amortization of deferred financing costs...................       1,902           855          1,462
Capitalized interest.......................................       1,430           712            875
Interest component of rent expense.........................      12,740         6,371          7,138
Preferred dividends of a subsidiary........................       6,900         3,450          3,400
                                                             -----------  -------------  -------------
Total fixed charges and preferred stock dividends..........      78,960        37,935         47,149
Less: Capitalized interest.................................       1,430           712            875
                                                             -----------  -------------  -------------
Adjusted fixed charges and preferred stock dividends.......   $  77,530     $  37,223      $  46,274
                                                             -----------  -------------  -------------
                                                             -----------  -------------  -------------
EARNINGS:
Income (loss) before income taxes and extraordinary item...   $  69,978     $  17,390      $  20,953
Adjusted fixed charges and preferred stock dividends.......      77,530        37,223         46,274
                                                             -----------  -------------  -------------
Adjusted earnings..........................................   $ 147,508     $  54,613      $  67,227
                                                             -----------  -------------  -------------
                                                             -----------  -------------  -------------
Ratio of earnings to combined fixed charges and preferred
  dividends................................................         1.9           1.5            1.5
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